UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2024 (February 1, 2024)

Accredited Solutions, Inc.
(Exact name of registrant as specified in its charter)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification Number)

20311 Chartwell Center Drive Suite 1469, Cornelius, North Carolina	28031
(Address of Principal Executive Offices)	(Zip Code)

800-947-9197

(Registrant’s telephone number, including area code)

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Promissory Notes

Jefferson Street Capital, LLC. On April 19, 2024, the Company issued a promissory note (the “Jefferson Street Note”) to Jefferson Street Capital LLC (“Jefferson Street”) in the principal amount of $10,000. The Note was funded by Jefferson Street on April 19, 2024. The Jefferson Street Note matures April 19, 2024. The Company has the right to repay the Jefferson Street Note at any time, without penalty. From the issue date of the Jefferson Street Note through its maturity date, monthly payments of accrued interest are required to be made by the Company. Upon a default by the Company or on the maturity date, (1) a liquidated damages charge equal to 30% of the outstanding balance due under the Jefferson Street Note will be assessed and will become immediately due and payable, either in form of a cash payment or as an addition to the principal amount due under the Jefferson Street Note, at the sole discretion of the holder, (2) the outstanding balance due under the Jefferson Street Note shall thereafter bear interest thereon at the lower of (a) the highest rate permitted by applicable law or (b) 24% per annum until the unpaid balance shall have been paid in full and (3) the holder, at its sole discretion, may declare the entire outstanding balance due under the Jefferson Street Note to be immediately due and payable.

The foregoing description of the Jefferson Street Note is qualified in its entirety by the full text of the Jefferson Street Note, which is filed as Exhibit 10.2 to, and incorporated by reference in, this Current Report.

Leonite Capital, LLC. On April 19, 2024, the Company issued a promissory note (the “Leonite Note”) to Leonite Capital, LLC (“Leonite”) in the principal amount of $25,000. The Note was funded by Leonite on April 19, 2024, with the Company receiving funding of $20,000, net of legal fees of $5,000. The Leonite Note matures April 19, 2024. The Company has the right to repay the Leonite Note at any time, without penalty. From the issue date of the Leonite Note through its maturity date, monthly payments of accrued interest are required to be made by the Company. Upon a default by the Company or on the maturity date, (1) a liquidated damages charge equal to 30% of the outstanding balance due under the Leonite Note will be assessed and will become immediately due and payable, either in form of a cash payment or as an addition to the principal amount due under the Leonite Note, at the sole discretion of the holder, (2) the outstanding balance due under the Leonite Note shall thereafter bear interest thereon at the lower of (a) the highest rate permitted by applicable law or (b) 24% per annum until the unpaid balance shall have been paid in full and (3) the holder, at its sole discretion, may declare the entire outstanding balance due under the Leonite Note to be immediately due and payable.

The foregoing description of the Leonite Note is qualified in its entirety by the full text of the Leonite Note, which is filed as Exhibit 10.3 to, and incorporated by reference in, this Current Report.

Exchange Agreements

Jefferson Street Capital, LLC. On April 19, 2024, the Company and Jefferson Street entered into an Exchange Agreement (the “Jefferson Street Exchange #1”), pursuant to which Jefferson Street exchanged $10,000 of debt for 10 shares of the Company’s Series B Preferred Stock.

On April 19, 2024, the Company and Jefferson Street entered into an Exchange Agreement (the “Jefferson Street Exchange #2”), pursuant to which Jefferson Street exchanged approximately $153,000 of debt for 153 shares of the Company’s Series B Preferred Stock. On August 8, 2024, the Company and Jefferson Street entered into an Amendment to Exchange Agreement (the “Amended Jefferson Street Exchange #2”), pursuant to which $30,000 of debt was excluded from the exchange provisions of the Jefferson Street Exchange #2.

The foregoing descriptions of the Jefferson Street Exchange #1, the Jefferson Street Exchange #2 and the Amended Jefferson Street Exchange #2 are qualified in their entireties by the full text of the Jefferson Street Exchange #1, the Jefferson Street Exchange #2 and the Amended Jefferson Street Exchange #2, which are filed as Exhibits 10.4, 10.5 and 10.6, respectively, to, and incorporated by reference in, this Current Report.

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Leonite Capital, LLC. On April 19, 2024, the Company and Leonite entered into an Exchange Agreement (the “Leonite Exchange #1”), pursuant to which Leonite exchanged $25,000 of debt for 25 shares of the Company’s Series B Preferred Stock.

Effective April 19, 2024, the Company and Leonite entered into an Exchange Agreement (the “Leonite Exchange #2”), pursuant to which Leonite exchanged approximately $569,000 of debt for 569 shares of the Company’s Series B Preferred Stock. On July 5, 2024, the Company and Leonite entered into an Amendment to Exchange Agreement (the “Amended Leonite Exchange #2”), pursuant to which $35,000 of debt was excluded from the exchange provisions of the Leonite Exchange #2.

The foregoing descriptions of the Leonite Exchange #1, the Leonite Exchange #2 and the Amended Leonite Exchange #2 are qualified in their entireties by the full text of the Leonite Exchange #1, the Leonite Exchange #2 and the Amended Leonite Exchange #2, which are filed as Exhibits 10.7, 10.8 and 10.9, respectively, to, and incorporated by reference in, this Current Report.

MetroSpaces, Inc. On August 11, 2024, the Company and MetroSpaces, Inc. (“MetroSpaces”) entered into an Exchange Agreement (the “MetroSpaces Exchange”), pursuant to which MetroSpaces exchanged approximatley $50,000 of debt for 50 shares of the Company’s Series B Preferred Stock. On August 11, 2024, the Company and MetroSpaces entered into an Amendment to Exchange Agreement (the “Amended MetroSpaces Exchange”), pursuant to which $30,000 of debt was excluded from the exchange provisions of the MetroSpaces Exchange.

The foregoing descriptions of the MetroSpace Exchange and the Amended MetroSpace Exchange are qualified in their entireties by the full text of the MetroSpace Exchange and the Amended MetroSpace Exchange, which are filed as Exhibits 10.10 and 10.11, respectively, to, and incorporated by reference in, this Current Report.

Mainstar Trust Custodian. On April 18, 2024, the Company and Mainstar Trust Custodian FBO Chris Chumas (“Chumas”) entered into an Exchange Agreement (the “Chumas Exchange”), pursuant to which Chumas exchanged approximately $100,000 of debt for 100 shares of the Company’s Series B Preferred Stock.

The foregoing description of the Chumas Exchange is qualified in its entirety by the full text of the Chumas Exchange, which is filed as Exhibit 10.12 to, and incorporated by reference in, this Current Report.

William Alessi. On April 14, 2024, the Company and William Alessi (“Alessi”) entered into an Exchange Agreement (the “Alessi Exchange”), pursuant to which Alessi exchanged approximately $200,000 of debt for 200 shares of the Company’s Series B Preferred Stock. On August 11, 2024, the Company and Alessi entered into an Amendment to Exchange Agreement (the “Amended Alessi Exchange”), pursuant to which $35,000 of debt was excluded from the exchange provisions of the Alessi Exchange.

The foregoing descriptions of the Alessi Exchange and the Amended Alessi Exchange are qualified in their entireties by the full text of the Alessi Exchange, which is filed as Exhibit 10.13, respectively, to, and incorporated by reference in, this Current Report.

JanBella Group, LLC. On April 18, 2024, the Company and JanBella Group, LLC (“JanBella”) entered into an Exchange Agreement (the “JanBella Exchange”), pursuant to which JanBella exchanged approximately $11,000 of debt for 110 shares of the Company’s Series B Preferred Stock. On August 11, 2024, the Company and JanBella entered into an Amendment to Exchange Agreement (the “Amended JanBella Exchange”), pursuant to which $35,000 of debt was excluded from the exchange provisions of the JanBella Exchange.

The foregoing descriptions of the JanBella Exchange and the Amended JanBella Exchange are qualified in their entireties by the full text of the JanBella Exchange and the Amended JanBella Exchange, which are filed as Exhibits 10.14 and 10.16, respectively, to, and incorporated by reference in, this Current Report.

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Sales Agreement

On July 1, 2024, the Company entered into a letter agreement (the “Apokar Agreement”) with Apokar Investment Group, LLC (“Apokar”), pursuant to which Apokar is to provide support services related to the sale and distribution of the Company’s Diamond Creek alkaline water products.

Under the Apokar Agreement, the Company is obligated to make the following payments to Apokar: $10,000 on July 5, 2024; $15,000 on August 5, 2024; $15,000 on September 5, 2024; $10,000 on October 5, 2024; $10,000 on November 5, 2024; and $10,000 on December 5, 2024. Further, the Company and Apokar have agreed to reach terms on Apokar’s compensation for 2025 no later than December 1, 2024.

In addition, upon execution of the Apokar Agreement, Apokar is to be issued a 10% ownership (the “DCW Equity”) in the Company’s subsidiary, Diamond Creek Water, LLC (“DCW”). As DCW Upon the achievement of incremental annual sales goals up to $7,000,000, Apokar is to be issued up to an additional 40% of DCW Equity.

The foregoing description of the Apokar Agreement is qualified in its entirety by the full text of the Apokar Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 3.02.

Promissory Notes. The issuances of the Jefferson Street Note and the Leonite Note by the Company were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to only two persons, the lack of any general solicitation or advertising in connection with such issuance, that each issuee is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that each issuee is acquiring the securities for its own account and without a view to distribute them.

Series B Preferred Stock. The issuances of shares of Series B Preferred Stock by the Company to Jefferson Street, Leonite, MetroSpaces, Chumas, Alessi and JanBella Group, were made without registration under the Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to only six persons, the lack of any general solicitation or advertising in connection with such issuance, that each issuee is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that each issuee is acquiring the securities for its own account and without a view to distribute them.

Item 5.01 Changes in Control of Registrant.

Effective February 1, 2024, there occurred a change in control of the Company. On such date, pursuant to a settlement agreement (the “Change-in-Control Agreement”), Alexander Haase acquired all of the outstanding shares of the Company’s Series A Preferred Stock, which securities provide Mr. Haase voting control of the Company, from William Alessi. The consideration paid by Mr. Haase for the shares of Series A Preferred Stock was the settlement and release of all claims arising under a consulting agreement between Messrs. Haase and Alessi.

As a class, the Series A Preferred Stock possesses 66.67% voting power of the Company.

A complete description of the Series A Preferred Stock set forth in the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2022, and is incorporated by reference in this reference.

No changes in Company management were made in connection with the Change-in-Control Agreement.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2024, the Company filed with the State of Nevada a Certificate of Designation (the “Certificate of Designation”), which established a Series B Convertible Preferred Stock. There follows a summary of the rights, preferences, powers, restrictions and limitations of the Series B Preferred Stock:

Designation and Amount. The number of shares so designated as Series B Preferred Stock will be 5,000 which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series B Preferred Stock. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Exchange Agreements (collectively, the “Exchange Agreement”) dated as of April 19, 2024, by and between the Company and the initial purchasers of the Series B Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series B Preferred Stock and holders thereof are as follows unless otherwise agreed to by agreement between the Company and the purchasers of the Series B Preferred Stock.

The Series B Preferred Stock shall have an initial liquidation preference, or stated value of $1,000 per share which shall be increased for any accrued, unpaid dividends, the Default Adjustment (as defined herein), if applicable, Fail to Deliver Fees (as defined herein), if any, and any other fees as set forth herein (“Stated Value”).

Ranking and Voting.

Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to the Company’s common stock, par value $0.001 per share (“Common Stock”) and all other classes of Preferred Stock, and (b) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company, a schedule of such indebtedness attached hereto as Schedule 1.

Voting. Except as set forth herein, Series B Preferred Stock shall have no right to vote on any matters requiring shareholder approval.

Dividends. Series B Preferred Stock will carry an annual ten percent (10%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the dividend rate shall increase to twenty two percent (22%).

Protective Provision.

So long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative approval of all Holders of the shares of Series B Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations, (ii) amend its Articles of Incorporation, as amended, or other charter documents in breach of any of the provisions hereof, (iii) increase the authorized number of shares of Series B Preferred Stock, (iv) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to any of the foregoing.

A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation,; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance hereof.

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So long as any shares of Series B Preferred Stock are outstanding, the Company shall not without the affirmative approval of all Holders of the shares of Series B Preferred Stock, directly or indirectly: (a) change the nature of its business; (b) sell, divest, change the structure of any material assets of the Company or any subsidiary other than in the ordinary course of business (c) accept Merchant-Cash-Advances in which it sells future receivables at a discount, any other factoring transactions, or similar financing instruments or financing transactions; (d) enter into an agreement or amend an existing agreement to effect any sale of securities involving, or convert any securities previously issued under, a Variable Rate Transaction; or (e) Enter into a borrowing arrangement where the Company pays an effective APR greater than 20%. As used herein, the term “Variable Rate Transaction” means a transaction in which Company or any Subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Common Stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Company or the Subsidiary, as the case may be, or the market for the Common Stock, or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

So long as any shares of Series B Preferred Stock are outstanding, the Company shall not issue any securities (whether debt or equity) that are senior in rank in any respect to the Series B Preferred Stock without the prior written consent of all Holders of the outstanding shares of Series B Preferred Stock.

Liquidation.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series B Preferred Stock, if any, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series B Preferred Stock by reason of their ownership thereof, the Holders of Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to the then Stated Value as adjusted pursuant to the terms hereof (including but not limited to the additional of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable).

If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption.

Company’s Redemption Option. Notwithstanding anything to the contrary contained herein, at any time during the periods set forth on the table immediately following this paragraph (the “Redemption Periods”) provided that an Event of Default has not occurred, the Company will have the right, at the Company’s option, to redeem all or any portion of the shares of Series B Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full, in accordance with this Section 6. Any notice of redemption hereunder (an “Optional Redemption Notice”) shall be delivered to the Holder at its registered addresses and shall state: (1) that the Company is exercising its right to redeem the Series B Preferred Stock, and (2) the date of redemption which shall be not more than three (3) Trading Days (as defined herein) from the date of the Optional Redemption Notice. On the date fixed for redemption (the “Optional Redemption Date”), the Company shall make payment of the Optional Redemption Amount (as defined herein) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Company (which direction shall be sent to Company by the Holder at least one (1) business day prior to the Optional Redemption Date). If the Company exercises its right to redeem the Series B Preferred Stock, the Company shall make payment to the Holder of an amount in cash equal to the percentage (“Redemption Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Redemption Period, multiplied by the sum of an amount equal to the total number of Series B Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends, if applicable)(the “Optional Redemption Amount”). If the Company delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the Holder within two (2) business days following the Optional Redemption Date, the Company shall forever forfeit its right to redeem the Series B Preferred Stock pursuant to this Section 6.

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Redemption Period	Redemption Percentage
Redemption Period Redemption Percentage The period beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is three hundred sixty-five (365) days following the Issuance Date.	115%

After the expiration of three hundred sixty-five (365) days following the Issuance Date, except for the Mandatory Redemption, the Company shall have no right to redeem the Series B Preferred Stock. Notwithstanding anything contained herein to the contrary, the Holder’s conversion rights herein shall not be affected in any way until the Series B Preferred Stock is fully redeemed (funds received by the Holder, respectively) pursuant to an optional redemption notice. Thus, a conversion notice prior to the receipt by the Holder of redemption funds in full shall be effected.

Company’s Mandatory Redemption. On the date which is eighteen (18) months following the Issuance Date or upon the occurrence of an Event of Default (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series B Preferred Stock of the Holder (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to the total number of shares of Series B Preferred Stock held by such Holder multiplied by 120% of the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable) (the “Mandatory Redemption

Amount”).

Conversion.

Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the Issuance Date, to convert all or any part of the outstanding Series B Preferred Stock into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall any Holder be entitled to convert any portion of the Series B Preferred Stock in excess of that number of Series B Preferred Stock that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of Series B Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price (as defined herein) then in effect on the date specified in the notice of conversion (the “Notice of Conversion”), attached hereto as Exhibit A, delivered to the Company by the Holder in accordance with the terms hereof; provided that the Notice of Conversion is submitted by facsimile or email (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00 p.m., New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of share of the Series B Preferred Stock, the sum of the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable); multiplied by the number of shares of Series B Preferred Stock being converted in such conversion. In the event that Series B Preferred Shares are not redeemed pursuant to Section 7 hereof, during the period beginning on the date which is six (6) months following the Issuance Date until the preferred stock are redeemed or converted, subject to the provisions set forth herein, the Holder is obligated to convert the Series B Preferred into shares of common stock pursuant to this Section 7 subject to market conditions.

Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 85% multiplied by the Market Price (as defined herein) (representing a discount rate of 15%). “Market Price” means the average of the three (3) lowest volume weighted average prices for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Series B Preferred Stock issued. The Company is required at all times to have authorized and reserved two and one half (2.5) times the number of shares that would be issuable upon full conversion of the Series B Preferred Stock (assuming that the 4.99% limitation set forth in herein is not in effect) (based on the respective Conversion Price of the Series B Preferred Stock in effect from time to time), it being acknowledged and agreed by the parties that for the initial issuance of the Note, 100,000,000 shares of Common Stock is sufficient and will be reserved (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased unilaterally by the Holder) from time to time in accordance with the Company’s obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series B Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock. The Company (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B, to issue certificates for the Common Stock issuable upon conversion of this Series B Preferred Stock and to establish the Reserved Amount, and (ii) agrees that its issuance of the Series B Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Purchase Agreement and the Series B Preferred Stock. If, at any time the Company does not maintain the required Reserved Amount, the Company shall be put on notice by the Holder, and shall have 30 days to cure its deficiency, after which time, such failure will be deemed an Event of Default hereunder.

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Effect of Certain Events.

Effect of Merger, Consolidation, Etc. Subject to Section 4.A., at the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined herein) or Persons when the Company is not the survivor shall be deemed to be an Event of Default hereunder. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

Adjustment Due to Merger, Consolidation, Etc. If, at any time when the Series B Preferred Stock are outstanding and prior to conversion of all of the Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder shall thereafter have the right to receive upon conversion of the Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had the Series B Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this section unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert the Series B Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the rights, preferences afforded to the Holders of the Series B Preferred Stock hereunder and obligations set forth herein.

Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder shall be entitled, upon any conversion of the Series B Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

Events of Default.

If any of the following events of default (each, an “Event of Default”) shall occur:

Failure to Redeem. The Company fails to pay the Mandatory Redemption Amount when due as set forth herein and such breach continues for a period of five (5) days after written notice from the Holder.

Conversion and the Shares. The Company fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms hereof, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to the terms hereof as and when required hereby, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of the Series B Preferred Stock or otherwise pursuant to the terms hereof, as and when required by the terms hereof, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to the terms hereof as and when required by the terms hereof (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this section) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default hereunder, if a conversion of the Series B Preferred Stock is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within two (2) business days of a demand from the Holder.

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Breach of Covenants. The Company breaches any material covenant or other material terms or conditions contained in this Certificate of Designation and any collateral documents including, but not limited to, the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder.

Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Exchange Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to the Series B Preferred Stock or the Purchase Agreement.

Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTC electronic quotations systems (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange.

Failure to Comply with the Exchange Act. The Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act.

Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

Financial Statement Restatement. The restatement of any financial statements filed by the Company with the Securities and Exchange Commission (“SEC”) at any time after 180 days after the Issuance Date for any date or period until the Series B Preferred Stock is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to the terms hereof (including the conversion rights hereof) or the Purchase Agreement.

Replacement of Transfer Agent. In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including, but not limited to, the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent and the Company.

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Default Adjustment. Upon the occurrence and during the continuation of any Event of Default (other than as set forth in Section 8.A.ii and Section 8.A.xiii), the Stated Value shall immediately be increased to an amount equal to 125% times the then Stated Value, as adjusted pursuant to the terms hereof (i.e. accrued unpaid dividends and other fees, if any). Upon the occurrence and during the continuation of any event of default specified in Section 8.A.ii., the Stated Value shall immediately be increased to an amount equal to 150% times the then Stated Value, as adjusted pursuant to the terms hereof (i.e. accrued unpaid dividends and other fees, if any) (the amounts referred to herein shall be referred to collectively as the “Default Adjustment”). In the event of a Default Adjustment, the Company shall immediately, upon the demand of the Holder, redeem the issued and outstanding Series B Preferred Stock and pay to the Holder the amount which is equal to the number of shares of Series B Preferred Stock held by such Holder multiplied by the then current Stated Value, as adjusted hereunder (i.e., accrued unpaid dividends, Default Adjustment, any other fees as set forth herein). Upon the occurrence and during the continuation of any event of default specified in Section 8.A.xiii, (i) the stated value will increase to an amount so that the total Stated Value of each Holder’s series B shares shall be equal to what the debt balance of such Holder (as described in the Exchange Agreement) would be under the original terms of such debt, less the amount of any Conversion or Redemption hereunder, which shall be deemed payments toward such debt balances, and (ii) the Holder shall be entitled to apply to the Series B shares, any terms available to the investor or lender parties in any transactions that trigger a default specified in Section 8.A.xiii.

The Holder shall be entitled to obtain injunctive relief against Company and its subsidiaries to preclude the closing of any transaction or effectiveness of any agreement that is prohibited under Section 4, which remedy shall be in addition to any right to collect damages or any other remedy or right granted hereunder.

The foregoing description of the Certificate of Designation is qualified in its entirety by the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to, and incorporated by reference in, this Current Report.

Item 7.01 Regulation FD Disclosure.

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Pro Forma Financial Information

ACCREDITED SOLUTIONS, INC.

Pro Forma Condensed Consolidated Balance Sheet

The following presents the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Accredited Solutions, Inc. (the “Company”) at July 31, 2024, and the Audited Condensed Consolidated Balance Sheet of the Company at December 31, 2023.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the consummation of a series of debt exchange agreements, including the amendments thereof, in August 2024, whereby convertible debt of the Company was exchanged for shares of the Company’s Series B Convertible Preferred Stock.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented for informational purposes only and does not purport to be indicative of the financial condition of the Company in future periods.

	7/31/2024 Pro Forma	12/31/2023
ASSETS	(unaudited)	(audited)
Current assets
Cash	$2,740	$919
Accounts receivable	-	64,109
Inventory	-	-
Prepaid expenses	1,480	3,904
Due from related entity	22,678	-
Total current assets	26,898	68,932

Other Assets
Property, plant and equipment, net	53,812	60,573
Intellectual property	100,000	100,000
Total other assets	153,812	160,573
Total Assets	$180,710	$229,505
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities	$112,165	$159,506
Accounts payable	46,807	39,450
Advances from related parties	2,047	10,081
Accrued liabilities	8,200	11,400
Accrued liabilities - related parties	2,967	260,534
Interest payable	-	172,149
Interest payable to related parties	49,100	19,100
Notes payable	5,000	-
Notes payable to related parties	-	961,404
Convertible notes, net of discounts	-	374,102
Convertible notes to related parties, net of discounts	-	3,294,816
Derivative liabilities	-	-
Current liabilities held for sale
Total current liabilities	226,286	5,302,542
Total liabilities	226,286	5,302,542
Stockholders’ deficit
Preferred stock - Class A - 30,000,000 shares authorized, $0.001 par value, 14,000 shares issued and outstanding	14	14
Preferred stock - Class B - 5,000 shares authorized, $0.001 par value, 1,218 and 0 shares issued and outstanding as of 7/31/2024 and 12/31/2023, respectively	1	-
Common stock - 2,500,000,000 shares authorized, $0.001 par value, 1,643,562,465 and 678,796,778 shares issued and outstanding as of 7/31/2024 and 12/31/2023, respectively	1,643,562	678,797
Additional paid-in capital	3,066,342	2,121,827
Accumulated deficit	(4,755,495)	(7,873,675)
Total stockholders’ deficit	(45,576)	(5,073,037)
Total liabilities and stockholders’ deficit	$180,710	$229,505

See Accompanying Note to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

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Note 1. Basis of Unaudited Pro Forma Condensed Consolidated Balance Sheet Presentation

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2024, is presented in comparison to the Company’s Audited Condensed Consolidated Balance Sheet as of December 31, 2023, to present the expected effect of the Exchange Agreements between the Company and, collectively, Jefferson Street, Leonite, MetroSpaces, Mainstar, Alessi and JanBella Group.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet does not purport to be indicative of the financial condition of the Company in future periods.

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ACCREDITED SOLUTIONS, INC.

Pro Forma Condensed Consolidated Statement of Operations

The following presents the Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the seven months ended July 31, 2024.

The Unaudited Pro Forma Condensed Statement of Operations gives effect to the consummation of a series of debt exchange agreements, including the amendments thereof, in August 2024, whereby convertible debt of the Company was exchanged for shares of the Company’s Series B Convertible Preferred Stock.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations is presented for informational purposes only and does not purport to be indicative of the operating results of the Company in future periods.

For the Seven Months Ended July 31, 2024
Net sales	$263,791
Cost of sales	174,404
Gross profit	89,387

Operating expenses
General and administrative expenses	145,202
Depreciation and amortization expense	6,761
Total operating expenses	151,963
Operating loss	(62,576)

Other income (expense)
Change in derivative liabilities	3,294,816
Interest expense	(114,060)
Total other income (expense)	3,180,756
Net income (loss) from continuing operations	3,118,180
Net income (loss) from discontinued operations	-
Net income (loss)	$3,118,180

Net loss per share - basic and diluted	$0.00

Weighted average number of common shares - basic and diluted	1,247,410,933

See Accompanying Note to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

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Note 1. Basis of Unaudited Pro Forma Condensed Consolidated Statement of Operations Presentation

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the seven months ended July 31, 2024, is intended to present the expected effect of the Exchange Agreements between the Company and, collectively, Jefferson Street, Leonite, MetroSpaces, Mainstar, Alessi and JanBella Group.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations does not purport to be indicative of the operating results of the Company in future periods.

Press Release

                On August 12, 2024, the Company issued the following press release:

Accredited Solutions Finalizes Balance Sheet Restructuring, To Record $3.1 Million One-Time Income Event Following Successful Closing of Exchange Agreements with Debt Holders

NEW YORK, NY, Aug. 12, 2024 (GLOBE NEWSWIRE) — Accredited Solutions, Inc. (OTC: ASII) ("Accredited Solutions" or the "Company"), the parent company of Diamond Creek Water, a leading brand of ionized alkaline bottled water distributed across major grocery and convenience store chains, has reported balance sheet restructuring agreements leading to recognition of a one-time income event of approximately $3.1 million. This significant balance sheet restructuring and accompanying income event results from the execution and finalization of Debt Exchange Agreements with 100% of the Company’s currently outstanding convertible debt holders, who now hold a new series of convertible preferred stock.

This strategic move has substantially improved the Company’s financial position, increasing Net Shareholder Equity from approximately -$5,073,037 to approximately -$45,576, representing a positive balance sheet impact of over approximately $5 million. These financial impact figures have been calculated by the Company’s internal accounting team, are preliminary and are subject to year-end audit adjustment.

"This achievement is a testament to the strong collaboration between our investors and management as we embark on this critical turnaround phase," said the Company's CEO, Mr. Eduardo Brito. "This is just the first of many strategic steps we are taking to transform ASII into a world-class company. We remain committed to executing our plan and will keep our shareholders informed of our progress every step of the way."

Accredited Solutions continues to focus on enhancing shareholder value and building a robust foundation for future growth, with further updates anticipated in the near future.

More detailed information concerning the Company’s balance sheet restructuring is available in the Company’s Current Report on Form 8-K filed August 12, 2024.

Relevant Links:

https://www.diamondcreekwater.com

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Accredited Solutions, Inc. Contact:

contact information:

info@diamondcreekwater.com

Follow Us on:

X (Twitter): @asii_Inc

Source:

Accredited Solutions, Inc.

https://www.diamondcreekwater.com

*   *   *   *   *   *

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series B Preferred Stock
10.1	Letter Agreement dated July 1, 2024, between the Company and Apokar Investment Group, LLC
10.2	Promissory Note date April 19, 2024, $10,000 principal amount, issued in favor of Jefferson Street Capital LLC
10.3	Promissory Note date April 19, 2024, $25,000 principal amount, issued in favor of Leonite Capital, LLC
10.4	Exchange Agreement dated April 19, 2024, between the Company and Jefferson Street Capital LLC with respect to 10 shares of Series B Preferred Stock
10.5	Exchange Agreement dated April 19, 2024, between the Company and Jefferson Street Capital LLC with respect to 153 shares of Series B Preferred Stock
10.6	Amendment to Exchange Agreement dated August 8, 2024, between the Company and Jefferson Street Capital LLC with respect to 153 shares of Series B Preferred Stock
10.7	Exchange Agreement dated April 19, 2024, between the Company and Leonite Capital, LLC with respect to 25 shares of Series B Preferred Stock
10.8	Exchange Agreement dated April 19, 2024, between the Company and Leonite Capital, LLC with respect to 569 shares of Series B Preferred Stock
10.9	Amendment to Exchange Agreement dated July 5, 2024, between the Company and Leonite Capital, LLC with respect to 569 shares of Series B Preferred Stock
10.10	Exchange Agreement dated August 11, 2024, between the Company and MetroSpaces, Inc. with respect to 50 shares of Series B Preferred Stock
10.11	Amendment to Exchange Agreement dated August 11, 2024, between the Company and MetroSpaces, Inc. with respect to 50 shares of Series B Preferred Stock
10.12	Exchange Agreement dated April 18, 2024, between the Company and Mainstar Trust Custodian FBO Chris Chumas with respect to 100 shares of Series B Preferred Stock
10.13	Exchange Agreement dated April 14, 2024, between the Company and William Alessi with respect to 200 shares of Series B Preferred Stock
10.14	Exchange Agreement dated April 18, 2024, between the Company and JanBella Group, LLC with respect to 110 shares of Series B Preferred Stock
10.15	Amendment to Exchange Agreement dated August 11, 2024, between the Company and JanBella Group, LLC with respect to 110 shares of Series B Preferred Stock
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDITED SOLUTIONS, INC.

Date: August 12, 2024	By:	/s/ Eduardo A. Brito
Eduardo A. Brito
Chief Executive Officer

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